                         PITTSTON MINERALS GROUP REPORTS

                             SECOND QUARTER RESULTS

        Richmond, VA - July 29, 1998 - Pittston Minerals Group reported a net loss, before preferred dividends, of $0.8 million ($.20 per common share) in the second quarter ended June 30, 1998. A year earlier the unit reported a net loss, before preferred dividends, of $1.2 million ($.26 per common share). Through six months the net loss, before preferred dividends, was $2.0 million ($.46 per common share) compared to a net loss, before preferred dividends, of $0.2 million ($.25 per common share) in the 1997 period.

PITTSTON COAL COMPANY

        Second quarter net sales were $130.2 million compared to $154.1 million in the same period a year ago. The coal segment's operating loss was $1.7 million in the second quarter which included a loss of $2.2 million relating to the sale of certain assets. A year earlier, the unit reported an operating profit of $1.2 million.

        Coal production totaled 3.4 million tons in the quarter compared to 4.4 million tons in last year's second quarter. During the quarter, Pittston Coal Company sold 4.3 million tons of coal compared to 5.1 million tons in the second quarter of 1997. Coal realization per ton increased to $29.73 in the current quarter from $29.57 a year earlier due in large part to a higher proportion of metallurgical sales. Cost of coal sold per ton increased to $27.72 in the second quarter 1998 compared with $27.47 a year earlier resulting in a decline in gross margins from coal operations to $2.01 per ton from $2.10 in the prior year quarter. Production and sales volume, realization and cost per ton in the 1998 quarter were impacted by lower tonnage and changes in product mix resulting from the sale of certain coal assets as discussed below.

        Prices for metallurgical and steam coal continued to be weak in the quarter, as were prices for natural gas. The Company does not expect to participate significantly in the spot market for steam coal this year as currently anticipated 1998 production is nearly fully committed under long term contracts.

        During the quarter, the company disposed of certain assets of its Elkay mining operation in Logan County, West Virginia, which produced about 1.0 million tons of coal through April 1998. The assets were sold for cash of approximately $18 million resulting in a pre-tax loss of $2.2 million. In addition, in July the company completed the sale of two idle properties in West Virginia and its Sandlick, Kentucky loading dock while retaining a throughput arrangement. As a result, the company expects to record a pre-tax gain of approximately $5 million in the third quarter.

        These asset disposals continue the company's strategy of disposing of idle and under-performing assets, while focusing on its core metallurgical and steam coal operations. Later this year the company plans to begin to develop a major underground metallurgical coal mine on reserves owned by the company in Virginia. At full production, scheduled for 2001, this mine is expected to produce 1.3 million tons per year from a reserve of 15.0 million tons. The coal can be processed at either the company's Ramsey or McClure preparation plants to serve customers on either the CSX or Norfolk Southern railroads.

PITTSTON MINERAL VENTURES

        Pittston Mineral Ventures (PMV) reported a $0.3 million operating loss in the second quarter of 1998, compared to a $1.3 million loss in the same period last year. Operations at the Stawell gold mine, in which PMV has a combined 67% direct and indirect interest, improved from a year ago with gold production increasing from 18,600 ounces to 23,500 ounces. Average cash costs of gold sold improved to US $219 per ounce from US $370 per ounce in the second quarter of 1997, which had been impacted by lower production and higher costs associated with the collapse of a ventilation shaft during its construction. Realization declined from US $385 per ounce to US $357 per ounce.

        Equity earnings from PMV's interest in Mining Project Investors (MPI) in Australia were essentially unchanged from year ago levels. However, these were significantly below expectations due to the impact of depressed nickel prices on MPI's 50% owned Silver Swan nickel mine. Production volumes and costs at Silver Swan were in line with expectations.

FINANCIAL-CONSOLIDATED

        The Pittston Company (the "Company") reported consolidated revenues of $927.1 million in the second quarter ended June 30, 1998 compared to $826.2 million for the comparable period in 1997. Net income was $20.8 million compared to $14.7 million in the prior year's quarter. Total debt at June 30, 1998 was $426.2 million. For the first six months of 1998, consolidated revenues were $1,790 million and net income was $33.6 million. A year ago, consolidated revenues for the first six months were $1,608 million and net income was $36.0 million. Consolidated cash flow from operating activities totaled $82.2 million for the six months ended June 30, 1998.

        During the second quarter of 1998, under the share repurchase programs authorized by the Board of Directors of the Company, the Company purchased 227,400 shares of Pittston BAX Group Common Stock at a cost of $3.7 million and 114,100 shares of Pittston Brink's Group Common Stock at a cost of $4.4 million.

As of June 30, 1998, the company had remaining authority to purchase over time 1 million shares of Pittston Minerals Group Common Stock, 0.9 million shares of Pittston Brink's Group Common Stock, 0.7 million shares of Pittston BAX Group Common Stock and an additional $24.2 million of its Series C Convertible Preferred Stock. The aggregate purchase price limitation for all common stock purchase was $13.4 million at June 30, 1998.

        This release contains both historical and forward looking information. Statements concerning spot steam coal sales during 1998 and possible results from PMV's gold exploration program, involve forward looking information which is subject to known and unknown risks, uncertainties and contingencies, which could cause actual results, performance or achievements to differ materially from those which are anticipated. Such risks, uncertainties and contingencies, many of which are beyond the control of the Minerals Group and The Pittston Company include, but are not limited to, overall economic and business conditions, the demand for the Minerals Group's products, geological conditions, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, contractual disputes with customers and uncertainty regarding the ultimate results of exploration activity.

                                * * * * * * * * * *

        Pittston Minerals Group Common Stock (NYSE-PZM), Pittston Brink's Group Common Stock (NYSE-PZB) and Pittston BAX Group Common Stock (NYSE-PZX) represent the three classes of common stock of The Pittston Company, a diversified company with interests in mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group), security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and global freight transportation and logistics management services through BAX Global Inc. (Pittston BAX Group). Copies of the Pittston Brink's Group and Pittston BAX Group earnings releases are available upon request.

                                                  PITTSTON MINERALS GROUP
                                               SUPPLEMENTAL FINANCIAL DATA
                                                        (UNAUDITED)

                                                   PITTSTON COAL COMPANY

                                                          Three Months Ended June 30              Six Months Ended June 30
(IN THOUSANDS)                                                1998              1997                 1998             1997
---------------------------------------------------------------------------------------------------------------------------
Net sales                                           $      130,176           154,073              276,096          308,666
Operating (loss) profit                             $       (1,714)            1,232                  788            4,855

COAL SALES (Tons):
Metallurgical                                                1,995             1,823                3,926            3,714
Utility and industrial                                       2,312             3,294                5,235            6,523
---------------------------------------------------------------------------------------------------------------------------
Total coal sales                                             4,307             5,117                9,161           10,237
---------------------------------------------------------------------------------------------------------------------------

PRODUCTION/PURCHASED (Tons):
Deep                                                         1,368             1,324                2,757            2,426
Surface                                                      1,841             2,739                3,810            5,398
Contract                                                       200               373                  442              736
---------------------------------------------------------------------------------------------------------------------------

                                                             3,409             4,436                7,009            8,560
Purchased                                                    1,046               963                2,011            2,303
---------------------------------------------------------------------------------------------------------------------------
Total                                                        4,455             5,399                9,020           10,863
---------------------------------------------------------------------------------------------------------------------------





(IN THOUSANDS,                                            Three Months Ended June 30              Six Months Ended June 30
EXCEPT PER TON DATA)                                          1998              1997                 1998             1997
--------------------------------------------------------------------------------------------------------------------------
Net coal sales (a)                                   $     128,053           151,303              272,029          304,001
Current production cost
   of coal sold (a)                                        119,387           140,554              251,894          282,126
--------------------------------------------------------------------------------------------------------------------------
Coal margin                                                  8,666            10,749               20,135           21,875
Non-coal margin                                                623               527                1,239            1,245
Other operating income, net                                  2,742             2,078                5,071            5,783
---------------------------------------------------------------------------------------------------------------------------
Margin and other income                                     12,031            13,354               26,445           28,903
---------------------------------------------------------------------------------------------------------------------------
Other costs and expenses:
   Idle equipment and closed mines                           2,582               250                3,285              557
   Inactive employee cost                                    6,740             7,097               13,695           13,780
   Selling, general and
     administrative expenses                                 4,423             4,775                8,677            9,711
---------------------------------------------------------------------------------------------------------------------------
Total other costs and expenses                              13,745            12,122               25,657           24,048
---------------------------------------------------------------------------------------------------------------------------

Operating (loss) profit                              $      (1,714)            1,232                  788            4,855
---------------------------------------------------------------------------------------------------------------------------

Coal margin per ton:
   Realization                                       $       29.73             29.57                29.69            29.70
   Current production costs                                  27.72             27.47                27.49            27.56
---------------------------------------------------------------------------------------------------------------------------
Coal margin                                          $        2.01              2.10                 2.20             2.14
---------------------------------------------------------------------------------------------------------------------------

(a)    Excludes non-coal components.

                                                 PITTSTON MINERAL VENTURES
                                                        (UNAUDITED)

(IN THOUSANDS, EXCEPT                                 Three Months Ended June 30                  Six Months Ended June 30
OUNCE AND PER OUNCE DATA)                                 1998              1997                     1998             1997
---------------------------------------------------------------------------------------------------------------------------
Stawell Gold Mine:
   Gold sales                                      $     4,217             3,719                    8,173           8,000
   Other revenue                                            15                20                       37              29
---------------------------------------------------------------------------------------------------------------------------
Net sales                                                4,232             3,739                    8,210           8,029

Cost of sales (a)                                        3,071             3,666                    5,742           7,297
Selling, general and
   administrative expenses (a)                             248               381                      539             679
---------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                 3,319             4,047                    6,281           7,976
---------------------------------------------------------------------------------------------------------------------------
Operating profit (loss) -
   Stawell Gold Mine                                       913              (308)                   1,929              53
Other operating expense, net                            (1,191)           (1,002)                  (2,254)         (1,818)
---------------------------------------------------------------------------------------------------------------------------
Operating loss                                     $      (278)           (1,310)                    (325)         (1,765)
---------------------------------------------------------------------------------------------------------------------------

Stawell Gold Mine:
   Mineral Ventures' 50% direct share:
     Ounces sold                                        11,809             9,665                   22,955          20,241
     Ounces produced                                    11,743             9,315                   22,899          20,266
   Average per ounce sold (US$):
     Realization                                   $       357               385                      356             395
     Cash cost                                             219               370                      213             348
---------------------------------------------------------------------------------------------------------------------------

(a) Excludes $1,062 and $1,970 of non-Stawell related selling, general and administrative expenses for the three months and six months ended June 30, 1998, respectively. Excludes $26 and $797, and $68 and $1,414 of non-Stawell related cost of sales and selling, general and administrative expenses for the three months and six months ended June 30, 1997. Such costs are reclassified to cost of sales and selling, general and administrative expenses in the Minerals Group statement of operations.

                                                  PITTSTON MINERALS GROUP
                                                 STATEMENTS OF OPERATIONS
                                                        (UNAUDITED)

(IN THOUSANDS, EXCEPT                                     Three Months Ended June 30              Six Months Ended June 30
PER SHARE AMOUNTS)                                            1998              1997                 1998             1997
---------------------------------------------------------------------------------------------------------------------------
Net sales                                             $    134,408           157,812              284,306         316,695
---------------------------------------------------------------------------------------------------------------------------

Cost of sales                                              133,278           153,836              277,442         307,248
Selling, general and
   administrative expenses                                   7,764             7,307               16,851          14,716
---------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                   141,042           161,143              294,293         321,964

Other operating income, net                                  2,611             1,899                4,785           5,447
---------------------------------------------------------------------------------------------------------------------------
Operating (loss) profit                                     (4,023)           (1,432)              (5,202)            178
Interest income                                                313               335                  614             617
Interest expense                                            (2,449)           (2,734)              (5,043)         (5,359)
Other income (expense), net                                      1              (452)                   1            (902)
---------------------------------------------------------------------------------------------------------------------------
Loss before income taxes                                    (6,158)           (4,283)              (9,630)         (5,466)
Credit for income taxes                                     (5,361)           (3,120)              (7,590)         (5,250)
---------------------------------------------------------------------------------------------------------------------------
Net loss                                                      (797)           (1,163)              (2,040)           (216)
Preferred stock dividends, net                                (887)             (902)              (1,751)         (1,803)
---------------------------------------------------------------------------------------------------------------------------
Net loss attributed to
   common shares                                      $     (1,684)           (2,065)              (3,791)         (2,019)
---------------------------------------------------------------------------------------------------------------------------
Net loss per common share:
   Basic                                              $       (.20)             (.26)                (.46)           (.25)
   Diluted                                                    (.20)             (.26)                (.46)           (.25)
---------------------------------------------------------------------------------------------------------------------------
Weighted average common shares outstanding:
   Basic                                                     8,309             8,068                8,267           8,035
   Diluted                                                   8,309             8,068                8,267           8,035
---------------------------------------------------------------------------------------------------------------------------


                                                    SEGMENT INFORMATION

Net sales:
   Coal Operations                                    $    130,176           154,073              276,096         308,666
   Mineral Ventures                                          4,232             3,739                8,210           8,029
---------------------------------------------------------------------------------------------------------------------------
Net sales                                             $    134,408           157,812              284,306         316,695
---------------------------------------------------------------------------------------------------------------------------
Operating (loss) profit:
   Coal Operations                                    $     (1,714)            1,232                  788           4,855
   Mineral Ventures                                           (278)           (1,310)                (325)         (1,765)
---------------------------------------------------------------------------------------------------------------------------
Segment operating (loss) profit                             (1,992)              (78)                 463           3,090
General corporate expense                                   (2,031)           (1,354)              (5,665)         (2,912)
---------------------------------------------------------------------------------------------------------------------------
Operating (loss) profit                               $     (4,023)           (1,432)              (5,202)            178
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                                                  PITTSTON MINERALS GROUP
                                                 CONDENSED BALANCE SHEETS

                                                                                         June 30               December 31
(IN THOUSANDS)                                                                              1998                      1997
---------------------------------------------------------------------------------------------------------------------------
                                                                                     (Unaudited)
ASSETS

Current assets:
Cash and cash equivalents                                                          $       3,591                    3,394
Accounts receivable, net of estimated
   amounts uncollectible                                                                  74,761                   63,599
Inventories and other current assets                                                      68,374                   65,527
---------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                     146,726                  132,520

Property, plant and equipment, at cost, net
   of accumulated depreciation, depletion
   and amortization                                                                      156,146                  172,338
Coal supply contracts, net of accumulated
   amortization                                                                           27,749                   41,703
Intangibles, net of accumulated amortization                                             106,590                  108,094
Other assets                                                                             204,058                  199,527
---------------------------------------------------------------------------------------------------------------------------

Total assets                                                                       $     641,269                  654,182
---------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDER'S EQUITY

Current liabilities                                                                $     145,732                  161,264
Long-term debt, less current maturities                                                  135,130                  116,114
Postretirement benefits other than pensions                                              227,418                  223,836
Workers' compensation and other claims                                                    85,724                   92,857
Other liabilities                                                                         70,952                   78,683
---------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                        664,956                  672,754

Shareholder's equity                                                                     (23,687)                 (18,572)
---------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholder's equity                                         $     641,269                  654,182
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                                                  PITTSTON MINERALS GROUP
                                                 STATEMENTS OF CASH FLOWS
                                                        (UNAUDITED)

                                                                                                  Six Months Ended June 30
(IN THOUSANDS)                                                                                       1998             1997
---------------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
Net loss                                                                                      $    (2,040)           (216)
Adjustments to reconcile net loss to net
   cash (used) provided by operating activities:
   Depreciation, depletion and amortization                                                        18,114          18,484
   Provision for deferred income taxes                                                                438           4,075
   Loss (gain) on sale of property, plant and equipment                                             1,388          (1,093)
   Other, net                                                                                         (38)           (690)
   Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
     (Increase) decrease in receivables                                                           (10,946)          3,475
     Decrease (increase) in inventories and other
       current assets                                                                               4,052         (15,466)
     Decrease in current liabilities                                                               (8,864)         (1,638)
     Other, net                                                                                    (6,252)         (3,398)
---------------------------------------------------------------------------------------------------------------------------
Net cash (used) provided by operating activities                                                   (4,148)          3,533
---------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
Additions to property, plant and equipment                                                        (12,751)        (17,029)
Proceeds from disposal of property, plant and equipment                                            13,056           2,174
Dispositions of other assets                                                                        6,772              --
Other, net                                                                                           (905)         (1,287)
---------------------------------------------------------------------------------------------------------------------------
Net cash provided (used) by investing activities                                                    6,172         (16,142)
---------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Net additions to debt                                                                              18,271          40,451
Payments to BAX Group/Brink's Group, net                                                          (16,700)        (22,813)
Share and other activity, net                                                                      (3,398)         (4,301)
---------------------------------------------------------------------------------------------------------------------------
Net cash (used) provided by financing activities                                                   (1,827)         13,337
---------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                             197             728
Cash and cash equivalents at beginning of period                                                    3,394           3,387
---------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period                                                    $     3,591           4,115
---------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                                           THE PITTSTON COMPANY AND SUBSIDIARIES
                                                  PITTSTON MINERALS GROUP
                                              NOTES TO FINANCIAL INFORMATION

     (1) The Pittston Company (the "Company") has three classes of common stock: Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston BAX Group Common Stock ("BAX Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston BAX Group (the "BAX Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

          The financial information for the Minerals Group includes the results of the Pittston Coal Company and Pittston Mineral Ventures operations of the Company. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Minerals Group's financial data.

     (2) Under the share repurchase program authorized by the Board of Directors of the Company, the Company purchased the following shares in the periods presented:

                           Three Months Ended  Three Months Ended   Six Months Ended    Six Months Ended
                                 June 30             June 30             June 30             June 30
(Dollars in millions)             1998                1997                1998                1997
----------------------------------------------------------------------------------------------------------
Convertible Preferred Stock:
    Shares                              --                --                   355                --
    Cost                         $      --                --                   0.1                --
    Excess carrying
     amount (a)                  $      --                --                  0.02                --

     (a) The excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders for repurchases made during the periods. This amount is deducted from preferred dividends in the Company's Statement of Operations.

     (3) During the second quarter of 1998, Coal Operations disposed of certain assets of its Elkay mining operation in West Virginia. The assets were sold for cash of approximately $18 million, resulting in a pretax loss of $2.2 million. In addition, in July, Coal Operations completed the sale of two idle properties in West Virginia and a loading dock in Kentucky for an expected pre-tax gain of approximately $5 million.

     (4) The Minerals Group adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," in the first quarter of 1998. SFAS No. 130 established standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Total comprehensive loss, which is composed of net loss attributable to common shares and foreign currency translation adjustments, for the three months ended June 30, 1998 and 1997 was $2.8 million. Total comprehensive loss for the six months ended June 30, 1998 and 1997 was $4.6 million and $3.0 million, respectively.

     (5) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

     (6) Financial information for the Brink's Group, which includes the results of the Company's Brink's, Incorporated and Brink's Home Security, Inc. businesses, and the BAX Group, which includes the results of the Company's BAX Global Inc. business, is available upon request.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

(IN THOUSANDS, EXCEPT                                              Three Months Ended June 30             Six Months Ended June 30
PER SHARE AMOUNTS)                                                     1998              1997                 1998            1997
-----------------------------------------------------------------------------------------------------------------------------------
Net sales                                                      $    134,408           157,812              284,306         316,695
Operating revenues                                                  792,696           668,342            1,505,462       1,291,135
-----------------------------------------------------------------------------------------------------------------------------------
Net sales and operating revenues                                    927,104           826,154            1,789,768       1,607,830
-----------------------------------------------------------------------------------------------------------------------------------

Cost of sales                                                       133,278           153,836              277,442         307,248
Operating expenses                                                  658,680           553,434            1,254,451       1,072,253
Selling, general and administrative
   expenses                                                         102,732            94,455              201,988         170,098
-----------------------------------------------------------------------------------------------------------------------------------
Total costs and expenses                                            894,690           801,725            1,733,881       1,549,599
-----------------------------------------------------------------------------------------------------------------------------------

Other operating income, net                                           3,089             2,875                6,116           6,451
-----------------------------------------------------------------------------------------------------------------------------------
Operating profit                                                     35,503            27,304               62,003          64,682
Interest income                                                       1,067               991                2,248           2,010
Interest expense                                                     (9,527)           (6,422)             (16,911)        (11,986)
Other income (expense), net                                           1,017            (1,899)                (418)         (4,288)
-----------------------------------------------------------------------------------------------------------------------------------
Income before income taxes                                           28,060            19,974               46,922          50,418
Provision for income taxes                                            7,298             5,311               13,332          14,414
-----------------------------------------------------------------------------------------------------------------------------------
Net income                                                           20,762            14,663               33,590          36,004
Preferred stock dividends, net                                         (887)             (902)              (1,751)         (1,803)
-----------------------------------------------------------------------------------------------------------------------------------
Net income attributed to common shares                         $     19,875            13,761               31,839          34,201
-----------------------------------------------------------------------------------------------------------------------------------

PITTSTON BRINK'S GROUP:
Net income attributed to common shares                         $     20,570            17,739               37,607          33,045
-----------------------------------------------------------------------------------------------------------------------------------

Net income per common share:
   Basic                                                       $        .53               .46                  .97             .86
   Diluted                                                              .52               .46                  .96             .85
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                             38,713            38,230               38,596          38,209
   Diluted                                                           39,206            38,703               39,143          38,659
-----------------------------------------------------------------------------------------------------------------------------------

PITTSTON BAX GROUP:
Net income (loss) attributed to common
   shares                                                      $        989            (1,913)              (1,977)          3,175
-----------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per common share:
   Basic                                                       $        .05              (.10)                (.10)            .16
   Diluted                                                              .05              (.10)                (.10)            .16
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                             19,524            19,471               19,501          19,439
   Diluted                                                           19,693            19,471               19,501          19,942
-----------------------------------------------------------------------------------------------------------------------------------

PITTSTON MINERALS GROUP:
Net loss attributed to common
   shares                                                      $     (1,684)           (2,065)              (3,791)         (2,019)
-----------------------------------------------------------------------------------------------------------------------------------

Net loss per common share:
   Basic                                                       $       (.20)             (.26)                (.46)           (.25)
   Diluted                                                             (.20)             (.26)                (.46)           (.25)
-----------------------------------------------------------------------------------------------------------------------------------

Weighted average common shares outstanding:
   Basic                                                              8,309             8,068                8,267           8,035
   Diluted                                                            8,309             8,068                8,267           8,035
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                                  June 30               December 31
(IN THOUSANDS)                                                                                       1998                      1997
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              (Unaudited)
ASSETS

Current assets:
Cash and cash equivalents                                                                $         70,290                    69,878
Accounts receivable, net of estimated
   amounts uncollectible                                                                          594,773                   531,317
Inventories and other current assets                                                              135,258                   125,610
-----------------------------------------------------------------------------------------------------------------------------------
Total current assets                                                                              800,321                   726,805

Property, plant and equipment, at cost, net of
   accumulated depreciation, depletion
   and amortization                                                                               798,953                   647,642
Intangibles, net of accumulated amortization                                                      344,469                   301,395
Other assets                                                                                      298,902                   320,102
-----------------------------------------------------------------------------------------------------------------------------------

Total assets                                                                             $      2,242,645                 1,995,944
-----------------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                                                      $        742,824                   643,673
Long-term debt, less current maturities                                                           328,984                   191,812
Postretirement benefits other than pensions                                                       235,385                   231,451
Workers' compensation and other claims                                                             99,480                   106,378
Other liabilities                                                                                 127,296                   137,012
-----------------------------------------------------------------------------------------------------------------------------------
Total liabilities                                                                               1,533,969                 1,310,326

Shareholders' equity                                                                              708,676                   685,618
-----------------------------------------------------------------------------------------------------------------------------------

Total liabilities and shareholders' equity                                               $      2,242,645                 1,995,944
-----------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                      THE PITTSTON COMPANY AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                                           Six Months Ended June 30
(IN THOUSANDS)                                                                                                1998             1997
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                                                           $      33,590          36,004
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation, depletion and amortization                                                                 73,318          60,824
   Provision for aircraft heavy maintenance                                                                 18,580          16,382
   Provision for deferred income taxes                                                                       6,201           5,117
   Other, net                                                                                               13,194          10,469
   Changes in operating assets and liabilities
     net of effects of acquisitions and dispositions:
     Decrease (increase) in receivables                                                                        701         (15,870)
     Increase in inventories and other
       current assets                                                                                       (6,350)        (24,067)
     (Decrease) increase in current liabilities                                                            (40,735)            490
     Other, net                                                                                            (16,331)         (3,807)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                                                                   82,168          85,542
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
Additions to property, plant and equipment                                                                (122,660)        (82,236)
Proceeds from disposal of property,
   plant and equipment                                                                                      14,711           3,698
Aircraft heavy maintenance                                                                                 (20,524)        (19,350)
Acquisitions and related contingent payments,
   net of cash acquired                                                                                    (34,361)        (54,094)
Dispositions of other assets and investments                                                                 8,482              --
Other, net                                                                                                  (4,539)          6,996
------------------------------------------------------------------------------------------------------------------------------------
Net cash used by investing activities                                                                     (158,891)       (144,986)
------------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
Net additions to debt                                                                                       90,812          90,819
Share and other equity activity                                                                            (13,677)        (12,595)
------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                                                                   77,135          78,224
------------------------------------------------------------------------------------------------------------------------------------

Net increase in cash and cash equivalents                                                                      412          18,780
Cash and cash equivalents at beginning of period                                                            69,878          41,217
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period                                                           $      70,290          59,997
------------------------------------------------------------------------------------------------------------------------------------

See accompanying notes.

                                       THE PITTSTON COMPANY AND SUBSIDIARIES
                                    CONSOLIDATED NOTES TO FINANCIAL INFORMATION

     (1) The Pittston Company (the "Company") has three classes of common stock: Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston BAX Group Common Stock ("BAX Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston BAX Group (the "BAX Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

     (2) Under the share repurchase programs authorized by the Board of Directors of the Company, the Company purchased the following shares in the periods presented:

                           Three Months Ended  Three Months Ended   Six Months Ended    Six Months Ended
                                 June 30             June 30             June 30             June 30
(Dollars in millions)             1998                1997                1998                1997
--------------------------------------------------------------------------------------------------------
Brink's Stock:
    Shares                         114,100            13,000               114,100           166,000
    Cost                         $     4.4               0.3                   4.4               4.3

BAX Stock:
    Shares                         227,400                --               404,932           132,100
    Cost                         $     3.7                --                   7.2               2.6

Convertible Preferred Stock:
    Shares                              --                --                   355                --
    Cost                         $      --                --                   0.1                --
    Excess carrying
     amount (a)                  $      --                --                  0.02                --

     (a) The excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders for repurchases made during the periods. This amount is deducted from preferred dividends in the Company's Statement of Operations.

(3) The Pittston Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," in the first quarter of 1998. SFAS No. 130 established standards for the reporting and display of comprehensive income and its components in financial statements. Comprehensive income generally represents all changes in shareholders' equity except those resulting from investments by or distributions to shareholders. Total comprehensive income, which is composed of net income and foreign currency translation adjustments, for the three months ended June 30, 1998 and 1997 was $16.3 million and $12.9 million, respectively. Total comprehensive income for the six months ended June 30, 1998 and 1997 was $27.2 million and $27.6 million, respectively.

(4) In the first quarter of 1998, the Company purchased 62% (representing nearly all the remaining shares) of its Brink's affiliate in France ("Brink's S.A.") for payments aggregating US $39 million over three years. The acquisition was funded through an initial payment made at closing of $9 million and a note to the seller for a principal amount of approximately the equivalent of US $28 million payable in annual installments plus interest through 2001. The acquisition has been accounted for as a purchase. Based on a preliminary evaluation which is subject to additional review, the estimated fair value of the additional assets recorded, including goodwill, approximated $134 million and includes $9 million in cash. Estimated liabilities assumed of $98 million included previously existing debt of approximately $49 million, which includes borrowings of $19 million and capital leases of $30 million.

(5) On April 30, 1998, the Company acquired the privately held Air Transport International LLC for a purchase price of approximately $29 million. The acquisition was funded through the revolving credit portion of the Company's credit agreement with a syndicate of banks and was accounted for as a purchase. Based on a preliminary evaluation which is subject to additional review, the estimated fair value of the assets acquired and liabilities assumed approximated $33 million and $4 million, respectively.

(6) During the second quarter of 1998, the Company's Coal Operations disposed of certain assets of its Elkay mining operation in West Virginia. The assets were sold for cash of approximately $18 million, resulting in a pretax loss of $2.2 million. In addition, in July, the Company's Coal Operations completed the sale of two idle properties in West Virginia and a loading dock in Kentucky for an expected pre-tax gain of approximately $5 million.

(7) Effective January 1, 1998, the Company implemented Statement of Position ("SOP") No. 98-1 "Accounting for the Costs of Computer Software Developed for Internal Use". SOP No. 98-1 requires that certain costs related to the development or purchase of internal use software be capitalized and amortized over the estimated useful life of the software.

(8) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.